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                                                                      Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File No. 33-57345, 333-59132, 333-70444, 333-41369,
333-84069 and 333-99187) and Form S-3 (File No. 333-36498) and Form S-4 (File
No. 333-110374) of Parker Drilling Company of our report dated February 6, 2004, except for Note 17 as to which the date is March 5, 2004 and except for Note 2 as to which the date is August 6, 2004, relating to the financial statements which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Houston, Texas
August 12, 2004